    As filed with the Securities and Exchange Commission on October 1, 1998
                                         Registration No. 333-________
_______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                    _______________________________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    _______________________________________

                            NORTHFIELD BANCORP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                                  REQUESTED
- -------------------------------                 -------------------
(State or Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                  Identification No.)

                               8005 HARFORD ROAD
                           BALTIMORE, MARYLAND 21234
                 ----------------------------------------------
                    (Address of Principal Executive Offices)

                           NORTHFIELD FEDERAL SAVINGS
                   401(K) EMPLOYEES SAVINGS & INVESTMENT PLAN
                   ------------------------------------------
                            (Full Title of the Plan)

                          G. RONALD JOBSON, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                            NORTHFIELD BANCORP, INC.
                               8005 HARFORD ROAD
                           BALTIMORE, MARYLAND 21234
                    ---------------------------------------
                    (Name and Address of Agent For Service)

                                 (410) 665-7900
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                            J. MARK POERIO, ESQUIRE
                           HOWARD S. PARRIS, ESQUIRE
                     HOUSLEY KANTARIAN AND BRONSTEIN, P.C.
                       1220 19TH STREET, N.W., SUITE 700
                            WASHINGTON, D.C.  20036
                                 (202) 822-9611


                        CALCULATION OF REGISTRATION FEE

==================================================================================================
        Title Of           Proposed Maximum   Proposed Maximum        Amount Of
    Securities To Be         Amount To Be      Offering Price    Aggregate Offering   Registration
     Registered  (1)        Registered (2)      Per Share (3)         Price (4)           Fee
- --------------------------------------------------------------------------------------------------
      Common Stock,
      $0.01 par value         50,000             $10.00               $500,000             $147.50
        per share
==================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests available pursuant to the Northfield Federal Savings 401(k) Employees Savings & Investment Plan (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of Northfield Bancorp, Inc. in the conversion of Northfield Federal Savings from mutual to stock form ("Conversion"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock of Northfield Bancorp, Inc.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on maximum subscription price of $10.00 per share of the Common Stock of Northfield Bancorp, Inc., as currently offered in the Conversion.
(4)  Estimated based on (2) and (3) above.

  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
- ------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
- ------

  *This Registration Statement relates to the registration of 50,000 shares of Common Stock, $.01 par value per share, of Northfield Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Northfield Federal Savings 401(k) Employees Savings & Investment Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
- ------

  The Company will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") in November 1998 and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

  The following document filed by the Company is incorporated in this Registration Statement by reference: the Prospectus for the Common Stock, included in the Company's Registration Statement (Commission File No. 333-48615).

  ALL DOCUMENTS FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
- ------

  The information required by Item 202 of Regulation S-B is set forth in the description of the Common Stock included in the Prospectus for the Common Stock (dated September 22, 1998), as incorporated by reference under Item 3 hereof, such description being incorporated by reference herein.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL
- ------

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY
- ------

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XVII of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents of the Company may be indemnified against liability which they may incur in their capacities, as follows:

                                  ARTICLE XVII

                                INDEMNIFICATION

     A. The Corporation shall indemnify, to the fullest extent permissible under the Maryland General Corporation Law, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

     B. (1) Reasonable expenses incurred by any person identified in paragraph A of this Article XVII who is a party to a proceeding will be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of: (i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article XVII has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make the repayment.

     C.   Nonexclusive.  The indemnification and advance payment of expenses
          ------------
provided by paragraphs A and B shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     D.   Continuation.  The indemnification and advancement of expenses
          ------------
provided by this Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A and B shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     E.   Insurance.  The Corporation shall purchase and maintain insurance on
          ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A and B.

     F.   Intention and Savings Clause.  It is the intention of this Article
          ----------------------------
XVII to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Maryland, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law.
If the General Corporation Law of the State of Maryland is amended, or other Maryland law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII.A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Maryland, as so amended, or such other Maryland law.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     In addition, Article XVI of the Company's Articles of Incorporation sets forth the limits of a director's liability to the Company or its stockholders as follows:

                                  ARTICLE XVI

                LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITY

     An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by Maryland law. If Maryland law is amended or enacted after the date of filing of these Articles to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Maryland law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Pursuant to its Charter and Maryland law, the Company is permitted to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company. Northfield Federal currently maintains such a policy and it is intended that the Company will become a party to such policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
- ------

         Not applicable.

ITEM 8.  EXHIBITS
- ------

         The exhibits schedules filed as part of this registration statement are as follows:

         4.1 Northfield Federal Savings 401(k) Employees Savings & Investment Plan and Adoption Agreement (the "Plan")

         4.2  Summary Plan Description of the Plan

         4.3 Forms of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

         5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the legality of the Common Stock being registered

         5.2 Favorable Determination Letters from the Internal Revenue Service dated May 9, 1991 and April 19, 1993, regarding the tax-qualification of the Plan documents

        23.1 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5.1)

        23.2  Consent of Anderson Associates LLP

        24 Power of Attorney (contained in the signature page to this Registration Statement)

        99.1 Copy of the Plan's most recent Annual Report, as filed with the Internal Revenue Service on Form 5500

ITEM 9.  UNDERTAKINGS
- ------

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 23, 1998.

                                    NORTHFIELD BANCORP, INC.


                                    By: /s/ G. Ronald Jobson
                                        --------------------------------
                                        G. Ronald Jobson, President
                                        (Duly Authorized Representative)


                               POWER OF ATTORNEY

     We, the undersigned Directors of Northfield Bancorp, Inc., hereby severally constitute and appoint G. Ronald Jobson, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said G. Ronald Jobson who may act, may deem necessary or advisable to enable Northfield Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Northfield Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said G. Ronald Jobson shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                     Title                                       Date
- ----------                     -----                                       ----
/s/ G. Ronald Jobson                     President and Director            September 23, 1998
- -----------------------------
G. Ronald Jobson                      (Principal Executive Officer)

/s/ John P. Sabol, Jr.         Vice President and Chief Financial Officer  September 23, 1998
- -----------------------------
John P. Sabol, Jr.            (Principal Accounting and Financial Officer)

/s/ Gary R. Bozel                        Chairman of the Board             September 23, 1998
- -----------------------------
Gary R. Bozel

/s/ J. Thomas Hoffman                           Director                   September 23, 1998
- -----------------------------
J. Thomas Hoffman

/s/ E. Thomas Lawrence, Jr.                     Director                   September 23, 1998
- -----------------------------
E. Thomas Lawrence, Jr.

/s/ David G. Rittenhouse                        Director                   September 23, 1998
- -----------------------------
David G. Rittenhouse

/s/ William R. Rush                             Director                   September 23, 1998
- -----------------------------
William R. Rush

  Pursuant to the requirements of the Securities Act of 1933, the undersigned trustees of the Northfield Federal Savings 401(k) Employees Savings & Investment Plan have duly caused this Registration Statement to be signed in the City of Baltimore, State of Maryland, on September, 1998.


                        G. Ronald Jobson, as Trustee of the
                        Northfield Federal Savings 401(k) Employees
                        Savings & Investment Plan



                        By:/s/ G. Ronald Jobson
                        ----------------------------------------


                        David G. Rittenhouse, as Trustee of the Northfield Federal Savings 401(k) Employees Savings & Investment Plan



                        By:/s/ David G. Rittenhouse
                           -----------------------------------------------

                               INDEX TO EXHIBITS



  Exhibit  Description
  -------  -----------

  4.1 Northfield Federal Savings 401(k) Employees Savings & Investment Plan and Adoption Agreement (the "Plan")

  4.2      Summary Plan Description of the Plan

  4.3 Forms of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

  5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the legality of the Common Stock being registered

  5.2 Favorable Determination Letters from the Internal Revenue Service dated May 9, 1991 and April 19, 1993, regarding the tax-qualification of the Plan documents

  23.1 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5.1)

  23.2     Consent of Anderson Associates, LLP

  24 Power of Attorney (contained in the signature page to this Registration Statement)

  99.1 Copy of the Plan's most recent Annual Report, as filed with the Internal Revenue Service on Form 5500